Exhibit 99.1

THE MADISON SQUARE GARDEN COMPANY REPORTS

FISCAL 2016 SECOND QUARTER RESULTS

Strong AOCF and operating income growth for the second quarter versus the prior year period

Fiscal 2016 second quarter revenue of $410.8 million

Fiscal 2016 second quarter AOCF of $82.1 million

Fiscal 2016 second quarter operating income of $49.0 million

NEW YORK, N.Y., February 4, 2016 - The Madison Square Garden Company (NYSE: MSG) today reported financial results for the second quarter ended December 31, 2015.

On September 30, 2015, The Madison Square Garden Company completed its spin-off from MSG Networks Inc. The fiscal 2016 second quarter is the first period that reflects the Company’s financial results on a standalone basis, including the Company’s actual corporate general and administrative costs.

Reported results for the fiscal 2015 second quarter are presented as the combined results of the sports and entertainment businesses, which, prior to the completion of the spin-off, had been consolidated with MSG Networks Inc. Please note that results for the fiscal 2015 second quarter reflect the allocation of corporate general and administrative costs based on accounting requirements for the preparation of carve-out financial statements. As a result, fiscal 2015 second quarter results do not reflect all of the actual expenses that the Company would have incurred had it been a standalone public company for that quarter.

On a reported basis, fiscal 2016 second quarter revenues of $410.8 million grew 4%, adjusted operating cash flow (“AOCF”)(1) of $82.1 million increased 18%, and operating income of $49.0 million increased 23%, all as compared to the prior year period.

President and CEO David O’Connor said, “For the fiscal second quarter, we generated strong top-line and AOCF results driven by the New York Knicks and Rangers, a successful run of the Radio City Christmas Spectacular and our continued ability to attract an exciting and diverse array of artists and events to our venues. As we look ahead, we remain focused on delivering excellence across our operations, while executing on our plans for growth and long-term value creation.”

Results from Operations

Segment results for the quarters ended December 31, 2015 and 2014 are as follows:

	Revenues			AOCF			Operating Income (Loss)
$ millions	F’Q2 2016	F’Q2 2015	% Change	F’Q2 2016	F’Q2 2015	% Change	F’Q2 2016	F’Q2 2015	% Change
MSG Entertainment	$183.8	$194.1	(5)%	$50.1	$57.9	(13)%	$45.5	$54.4	(16)%
MSG Sports	226.8	202.5	12%	44.5	17.4	156%	39.3	13.6	189%
Other	0.2	0.2	NM	(12.6)	(5.5)	(126)%	(35.8)	(28.1)	(27)%

Total Company	$410.8	$396.8	4%	$82.1	$69.7	18%	$49.0	$39.9	23%

Note: Does not foot due to rounding

1.	See definition of adjusted operating cash flow (“AOCF”) included in the discussion of non-GAAP financial measures on page 3 of this earnings release.

MSG Entertainment

For the fiscal 2016 second quarter as compared to the prior year period, MSG Entertainment revenues of $183.8 million decreased 5%. The decrease was primarily due to the absence of approximately $14.1 million in revenue from the theatrical productions of the Radio City Christmas Spectacular presented outside New York (which the Company made the decision to end after the 2014 holiday season) and, to a lesser extent, a decrease in overall event-related revenues at the Company’s venues. This decrease was partially offset by higher ad sales commission, venue-related sponsorship and signage and suite rental fee revenues, as well as higher revenues from the New York production of the Radio City Christmas Spectacular.

Second quarter AOCF of $50.1 million decreased by $7.7 million and operating income of $45.5 million decreased by $8.9 million. The decrease in AOCF and operating income primarily reflects an increase in selling, general and administrative expenses and the absence of approximately $4.5 million in direct contribution to AOCF from the theatrical productions of the Radio City Christmas Spectacular presented outside New York, partially offset by other net increases. The increase in selling, general and administrative expenses was primarily due to higher corporate general and administrative costs and costs associated with the Company’s new Advertising Sales Representation Agreement with MSG Networks Inc. As noted above, selling, general and administrative expenses in the prior year second quarter do not include all of the actual expenses that the Company would have incurred had it been a standalone public company for that period.

MSG Sports

For the fiscal 2016 second quarter as compared to the prior year period, MSG Sports revenues of $226.8 million increased 12%. The increase in revenues was primarily due to higher broadcast rights fees from MSG Networks Inc. as a result of new long-term media rights agreements between the New York Knicks and New York Rangers and MSG Networks Inc. In addition, the overall increase in segment revenues reflects higher event-related revenues from other live sporting events and ad sales commission and professional sports teams’ sponsorship and signage revenues. Excluding the impact of the new long-term media rights agreements, MSG Sports revenues would have increased 6%, as compared to the prior year period.

Second quarter AOCF increased by $27.1 million to $44.5 million and operating income increased by $25.7 million to $39.3 million. The increase in AOCF and operating income was primarily due to the increase in revenues and, to a lesser extent, a decrease in direct operating expenses, partially offset by higher selling, general and administrative expenses. The decrease in direct operating expenses was primarily due to lower net provisions for NBA luxury tax and NBA and NHL revenue sharing expense, team personnel compensation costs and net provisions for certain team personnel transactions, partially offset by higher event-related expenses associated with other live sporting events. The increase in selling, general and administrative expenses was primarily due to higher corporate general and administrative costs, employee compensation and related benefits and costs associated with the Company’s new Advertising Sales Representation Agreement with MSG Networks Inc., partially offset by lower marketing costs and professional fees. As noted above, selling, general and administrative expenses in the prior year second quarter do not include all of the actual expenses that the Company would have incurred had it been a standalone public company for that period.

About The Madison Square Garden Company

The Madison Square Garden Company (MSG) is a world leader in live sports and entertainment with a portfolio of legendary sports teams, exclusive entertainment productions and celebrated venues. MSG Sports owns and operates some of the most widely recognized sports franchises: the New York Knicks (NBA), the New York Rangers (NHL) and the New York Liberty (WNBA), along with two development league teams - the Westchester Knicks (NBADL) and the Hartford Wolf Pack (AHL). MSG Sports also presents a broad array of world-class sporting events, including: professional boxing, college basketball, tennis, bull riding and e-gaming events. MSG Entertainment features exclusive, original productions that include the Radio City Christmas Spectacular and the Rockettes New York Spectacular, both starring the Rockettes, and presents or hosts a wide variety of live entertainment offerings, including concerts, family shows and special events, in the Company’s diverse collection of iconic venues. These venues are: New York’s Madison Square Garden, The Theater at Madison Square Garden, Radio City Music Hall and Beacon Theatre; the Forum in Inglewood, California; The Chicago Theatre; and the Wang Theatre in Boston, MA. More information is available at

www.themadisonsquaregardencompany.com.

Non-GAAP Financial Measures

We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits and 4) gains or losses on sales or dispositions of businesses. Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to either the distortive effects of fluctuating stock prices or the settlement of an obligation that is not expected to be made in cash.

We believe AOCF is an appropriate measure for evaluating the operating performance of our business segments and the Company on a consolidated basis. AOCF and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of AOCF to operating income (loss), please see page 4 of this release.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

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Contacts:

Kimberly Kerns Senior Vice President Communications The Madison Square Garden Company (212) 465-6442	Ari Danes, CFA Senior Vice President Investor Relations The Madison Square Garden Company (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.themadisonsquaregardencompany.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 28173695

Conference call replay number is 855-859-2056 / Conference ID Number 28173695 until February 11, 2016

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED/COMBINED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Revenues	$410,838	$396,814	$561,219	$515,730
Direct operating expenses	249,632	268,870	320,982	336,906
Selling, general and administrative expenses	86,262	63,001	144,630	114,402
Depreciation and amortization	25,905	25,024	51,145	59,563

Operating income	49,039	39,919	44,462	4,859
Other income (expense):
Equity in earnings (loss) of equity-method investments	(2,475)	(30,151)	204	(32,755)
Interest income	1,448	715	2,405	1,448
Interest expense	(514)	(619)	(1,054)	(1,275)
Miscellaneous income (expense)	(4,080)	(5)	(4,080)	75

Income (loss) from operations before income taxes	43,418	9,859	41,937	(27,648)
Income tax benefit (expense)	70	(223)	(52)	(446)

Net income (loss)	$43,488	$9,636	$41,885	$(28,094)

Basic earnings (loss) per common share	$1.74	$0.39	$1.68	$(1.13)
Diluted earnings (loss) per common share	$1.74	$0.39	$1.67	$(1.13)
Basic weighted-average number of common shares outstanding	24,971	24,928	24,949	24,928
Diluted weighted-average number of common shares outstanding	25,055	24,928	25,031	24,928

ADJUSTMENTS TO RECONCILE ADJUSTED OPERATING CASH FLOW TO

OPERATING INCOME

The following is a description of the adjustments to operating income in arriving at adjusted operating cash flow as described in this earnings release:

•	Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock units granted under our employee stock plans and non-employee director plans in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Operating income	$49,039	$39,919	$44,462	$4,859
Share-based compensation	7,154	4,772	10,259	7,087
Depreciation and amortization	25,905	25,024	51,145	59,563

Adjusted operating cash flow	$82,098	$69,715	$105,866	$71,509

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED/COMBINED OPERATIONS DATA

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended December 31,
	2015	2014	% Change
MSG Entertainment	$183,834	$194,125	(5)%
MSG Sports	226,786	202,512	12%
All other	218	177	NM

Total Madison Square Garden Company	$410,838	$396,814	4%

	Six Months Ended December 31,
	2015	2014	% Change
MSG Entertainment	$260,860	$259,360	1%
MSG Sports	299,934	256,017	17%
All other	425	353	NM

Total Madison Square Garden Company	$561,219	$515,730	9%

ADJUSTED OPERATING CASH FLOW AND OPERATING INCOME (LOSS)

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Three Months Ended December 31,			Three Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change
MSG Entertainment	$50,143	$57,861	(13)%	$45,515	$54,419	(16)%
MSG Sports	44,505	17,395	156%	39,295	13,601	189%
All other	(12,550)	(5,541)	(126)%	(35,771)	(28,101)	(27)%

Total Madison Square Garden Company	$82,098	$69,715	18%	$49,039	$39,919	23%

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Six Months Ended December 31,			Six Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change
MSG Entertainment	$53,276	$56,957	(6)%	$45,158	$50,035	(10)%
MSG Sports	68,918	25,182	174%	59,274	7,283	NM
All other	(16,328)	(10,630)	(54)%	(59,970)	(52,459)	(14)%

Total Madison Square Garden Company	$105,866	$71,509	48%	$44,462	$4,859	NM

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED AND COMBINED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31, 2015	June 30, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$1,558,897	$14,211
Restricted cash	20,653	12,590
Accounts receivable, net	74,602	51,734
Net related party receivables, current	25,192	327
Prepaid expenses	38,381	23,879
Loan receivable from MSG Networks	—	30,836
Other current assets	22,443	35,058

Total current assets	1,740,168	168,635
Net related party receivables, noncurrent	1,652	—
Investments and loans to nonconsolidated affiliates	265,137	249,394
Property and equipment, net	1,193,695	1,188,693
Amortizable intangible assets, net	18,855	22,324
Indefinite-lived intangible assets	166,850	166,850
Goodwill	277,166	277,166
Other assets	82,580	75,880

Total assets	$3,746,103	$2,148,942

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$21,965	$3,307
Net related party payables	17,246	1,588
Accrued liabilities:
Employee related costs	63,325	95,997
Other accrued liabilities	130,312	121,509
Deferred revenue	385,245	311,317

Total current liabilities	618,093	533,718
Defined benefit and other postretirement obligations	56,804	80,900
Other employee related costs	39,281	53,337
Deferred tax liabilities, net	194,338	206,944
Other liabilities	49,133	50,768

Total liabilities	957,649	925,667

Commitments and contingencies
Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 20,333 shares outstanding as of December 31, 2015	204	—
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of December 31, 2015	45	—
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of December 31, 2015	—	—
Additional paid-in capital	2,794,837	—
Treasury stock, at cost, 115 shares as of December 31, 2015	(15,716)	—
Retained earnings	43,488	—
MSG Networks investment	—	1,263,490
Accumulated other comprehensive loss	(34,404)	(40,215)

Total stockholders’ equity	2,788,454	1,223,275

Total liabilities and stockholders’ equity	$3,746,103	$2,148,942

THE MADISON SQUARE GARDEN COMPANY

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Six Months Ended December 31,
	2015	2014
Net cash provided by operating activities	$112,282	$35,001
Net cash used in investing activities	(77,130)	(46,281)
Net cash provided by financing activities	1,509,534	23,194

Net increase in cash and cash equivalents	1,544,686	11,914
Cash and cash equivalents at beginning of period	14,211	6,143

Cash and cash equivalents at end of period	$1,558,897	$18,057